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                                                                       EXHIBIT 5
Michael L. Meyer
(312) 258-5713
E-mail: mmeyer@schiffhardin.com


                               April 21, 1998


NIPSCO Industries, Inc.
801 East 86th Avenue
Merrillville, Indiana  46410

                                   Re: NIPSCO Industries, Inc.
                                       Registration Statement on Form S-4
                                       ----------------------------------

Ladies and Gentlemen:

     We are acting as counsel to NIPSCO Industries, Inc., an Indiana corporation, in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (as amended, the "Registration Statement") covering up to 28,000,000 common shares to be issued pursuant to the Agreement and Plan of Merger, dated December 18, 1997, as amended and restated as of March 4, 1998, between NIPSCO Industries, Inc. and Bay State Gas Company. In that connection, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the NIPSCO Industries, Inc. common shares, when issued in exchange for common shares of Bay State Gas Company, as contemplated by and described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to the filing of our tax opinion as Exhibit 8.2 to the Registration Statement and to the references to us under the caption "Legal Opinion" and "The Merger-Material Federal Income Tax Consequences to Certain Shareholders" in the Proxy Statement/Prospectus contained in the Registration Statement.


                                       Very truly yours,

                                       SCHIFF HARDIN & WAITE


                                       By: /S/  Michael L. Meyer
                                       ------------------------------
                                                Michael L. Meyer

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